UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):	April 21, 2016

RAND CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rand Building, Buffalo, NY 14203
(Address of principal executive offices)

(716) 853-0802
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters on a Vote of Security Holders

The 2016 Annual Meeting of Shareholders of Rand Capital Corporation (the “Company”) was held on April 21, 2016. Proxies were solicited pursuant to the Company’s proxy statement filed on March 11, 2016 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of eight Directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In accordance with the results below, each nominee as listed in the proxy statement was re-elected to serve as a director. [There were no votes abstained with respect to any director nominee.]

	Votes For	Votes Withheld	Broker Non-Votes
Allen F. Grum	2,076,769	294,558	3,132,541
Erland E. Kailbourne	2,075,069	296,258	3,132,541
Ross B. Kenzie	2,066,769	304,558	3,132,541
Robert S. McLeese	2,066,769	304,558	3,132,541
Reginald B. Newman II	2,076,769	294,558	3,132,541
E. Wycliffe Orr, Jr.	2,046,969	324,358	3,132,541
Jayne K. Rand	2,076,780	294,547	3,132,541
Robert M. Zak	2,076,769	294,558	3,132,541

Proposal 2. Advisory vote on executive compensation. In accordance with the results below, the compensation was approved (on a non-binding basis).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,258,533	95,993	16,801	3,132,541

Proposal 3. The ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2016. In accordance with the results below, the selection of Freed Maxick CPAs, P.C. was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,483,035	4,848	15,985	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION
Date: April 22, 2016
By: /s/ Daniel P. Penberthy
Daniel P. Penberthy Executive Vice President / Chief Financial Officer